Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                           GREG MANNING DELAWARE, INC.


         The undersigned, being the sole incorporator of Greg Manning Delaware, Inc., hereby certifies as follows:

         1. Name. The name of the corporation is Greg Manning Delaware, Inc. (the "Corporation").

         2. Registered Office; Registered Agent. The address of the registered office of the Corporation in Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, State of Delaware 19808. The name of its registered agent at that address is the Corporation Service Company.

         3. Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         4. Capital Stock. The aggregate number of shares of all classes of capital stock that the Corporation has authority to issue is 50,000,000, of which 40,000,000 are shares of common stock, $.01 par value per share, and of which 10,000,000 are shares of preferred stock, $.01 par value per share. A description of the different classes and series (if any) of the Corporation's capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

         Common Stock.

         Except as provided in this certificate of incorporation, the holders of the common stock possess all voting power. Subject to the provisions of this certificate of incorporation, each holder of shares of common stock will be entitled to one vote for each share held by that holder. Whenever there have been paid, or declared and set aside for payment, to the holders of outstanding shares of any class or series of stock having preference over the common stock as to the payment of dividends, the full amount of those dividends and that sinking fund or retirement fund or those other retirement payments, if any, to which those holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors of the Corporation.

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         In the  event of any  liquidation,  dissolution  or  winding  up of the
Corporation, after there have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

         Each share of common stock will have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation.

         Serial Preferred Stock.

         Except as provided in this certificate of incorporation, the board of directors of the Corporation is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional, or other special rights of the shares of each that series, and the qualifications, limitations or restrictions thereof, including, but not limited to determination of any of the following:

(1)      the   distinctive   serial   designation   and  the  number  of  shares
         constituting that series;

(2) the rights in respect of dividends, if any, to be paid on the shares of that series, whether dividends are cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

(3) the voting powers, full or limited, if any, of the shares of that series;

(4) whether the shares of that series are redeemable and, if so, the price or prices at which, and the terms and conditions upon which, those shares may be redeemed;

(5) the amount or amounts payable upon the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation;

(6) whether the shares of that series are entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of those shares, and, if so entitled, the amount of that fund and the manner of its application, including the price or prices at which those shares may be redeemed or purchased through the application of that fund;

(7) whether the shares of that series are convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which that

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

         conversion or exchange may be made, and any other terms and conditions of that conversion or exchange;

(8) the subscription or purchase price and form of consideration for which the shares of that series are to be issued; and

(9) whether the shares of that series that are redeemed or convened will have the status of authorized but unissued shares of serial preferred stock and whether those shares may be reissued as shares of the same or any other series of serial preferred stock.

         Each share of each series of serial preferred stock will have the same relative powers, preferences, and rights as, and will be identical in all respects to, all other shares of the same series, except with respect to the times from which dividends begin to accrue on shares of that series that may be issued from time to time.

         5. Limitation of Personal Liability of Directors. (a) The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of ss. 102 of the Delaware General Corporation Law. If the Delaware General Corporation Law is hereafter amended to the further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

           (b) Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         6. Meetings of Stockholders. No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of that action by written consent have expressly been approved in advance by the board of directors of the Corporation.

         7. Amendment of Bylaws. The board of directors of the Corporation has the power to adopt, amend, or repeal bylaws of the Corporation, subject to the power of the stockholders of the Corporation to adopt by-laws and to amend or repeal bylaws adopted by the board of directors.

         8. Amendment of Certificate of Incorporation. Any repeal, alteration, amendment, or rescission of any provision contained in this certificate of incorporation must be adopted by resolution of at least a majority of the board of directors, and may only be effected by the affirmative vote of the holders of at least a majority of the voting power of the outstanding voting stock of the Corporation cast at a meeting called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting) .

         9. Incorporator. The name and mailing address of the sole incorporator are as follows:

         Name                               Mailing Address
         ----                               ---------------

         Amy Carlucci Behar                 Kramer Levin Naftalis & Frankel LLP
                                            919 Third Avenue
                                            New York, New York 10022


         The undersigned is signing this certificate of incorporation on January 8, 2001.



                                                     /s/ Amy Carlucci Behar
                                                     -------------------------
                                                     Amy Carlucci Behar


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